EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                              BREDA TELEPHONE CORP.

                              (an Iowa Corporation)

                   (hereinafter referred to as "Corporation")

                                    ARTICLE 1

                                PRINCIPAL OFFICE

      The principal office of the Corporation shall be located in Breda, Carroll County, Iowa or as identified in the most recent annual report filed by the Corporation with the Iowa Secretary of State.

                                    ARTICLE 2

                               NUMBER OF DIRECTORS

      The number of directors shall be such number as the board of directors shall at the time have designated. In the absence of any such designation, such number shall be seven (7) persons.

                                    ARTICLE 3

                            MEETINGS OF SHAREHOLDERS

      Section 3.1 Annual Meeting. The annual meeting of the shareholders shall be held during the months of March, April, or May of each year at such time, place, and date as the board of directors may select and which shall be designated in the notice of the meeting to the shareholders, for the purpose of electing board members, passing upon reports for the previous fiscal year and transacting such other business as may come before the meeting.

      Section 3.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Iowa Business Corporation Act or the Articles of Incorporation, may be called by the President of the board of directors, and shall be called by the board of directors upon the written demand, signed, dated, and delivered to the Secretary, of the


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holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date, and place of any special meeting shall be determined by the board of directors, or, at its direction, by the President.

      Section 3.3 Notice of Meetings. Notice of (i) the place, date, and time of all meetings of shareholders; (ii) the initial authorization of issuance, subsequent to the next preceding shareholders meeting, of shares for promissory notes or promises to render services in the future; (iii) any indemnification of a director required by law to be reported to shareholders; and, (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting and to such other shareholders as are required by law to be given such notice. The board of directors may establish a record date for the determination of shareholders entitled to notice, as provided in Section 6.9 of these bylaws. Notice of adjourned meetings need only be given if required by law or Section
3.6 of these bylaws.

      Section 3.4 Waiver of Notice.

      (a) A written waiver of notice of any meeting of the shareholders signed by any shareholder entitled to such notice, whether before or after the time stated in such notice for the holding of such meeting, shall be equivalent to the giving of such notice to such shareholder in due time as required by law and these bylaws.

      (b) A shareholder's attendance at any shareholders meeting, in person or by proxy, waives (i) giving of notice of such meeting and irregularities in any notice given, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      Section 3.5 Voting List. After fixing a record date for a meeting, the Secretary shall be responsible for the preparation of an alphabetical list of the names of all shareholders who are entitled to notice of the shareholders meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent of attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person's expense, during the period it is available for inspection. The Corporation shall make the shareholders list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.


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      Section 3.6 Quorum.

      (a) At any meeting of the shareholders, any number of the shareholders of the Corporation present in person or represented by proxy shall constitute a quorum for the transaction of business, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum.

      (b) When a meeting is adjourned to another place, date, or time, notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 3.7 Organization.

      (a) The President shall call meetings of the shareholders to order and shall act as chairperson of such meetings, but in the absence of the President at any meeting of the shareholders, the board of directors shall designate such chairperson.

      (b) The Secretary of the Corporation shall act as Secretary at all meetings of the shareholders, but in the absence of the Secretary at any meetings of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

      Section 3.8 Voting of Shares.

      (a) Except as otherwise provided by law, each shareholder shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, regardless of the number of shares held by that shareholder. Unless otherwise provided by law, at each meeting for the election of directors, each shareholder entitled to vote shall be entitled to one vote for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, and directors shall be elected by a plurality of the votes cast.

      (b) Notwithstanding anything to the contrary herein, those shareholders holding more than one (1) share of the former Class A stock of the Corporation at the time of the filing of the Amended and Restated Articles of Incorporation on March 14, 1995 shall be treated as a separate shareholder with respect to each share of former Class A stock so held, and shall be entitled to one (1) vote in each of his or her capacities as a shareholder on each issue presented for a vote of the shareholders. The right of a shareholder under this section to be treated as a separate shareholder with respect to each share of former Class A stock shall terminate upon (i) termination of the shareholder's service from the Corporation, (ii) removal of the shareholder from the telephone exchange area served by the Corporation, (iii) the death of the shareholder, or (iv) transfer of the shareholder's shares to another person or entity.

      (c) The shareholders having the right to vote shares at any meeting shall only be those of record on the stock books of the Corporation, on the record date fixed pursuant to the provisions of Section 6.9 of these bylaws or by law.


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      (d) Absent special circumstances, the shares of the Corporation held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall not be voted at any meeting.

      (e) Voting by shareholders on any question or in any election shall be written ballot as provided herein. All ballots for any actions to be taken by shareholders shall be mailed by regular mail to all shareholders. All ballots shall be accompanied by a self-addressed stamped envelope. For the purposes of this Section, the board of directors shall obtain a post office box at the Carroll, Iowa post office. All envelopes shall be addressed to the post office box, and shareholders will be requested to vote by mail to that post office box. All ballots dropped off at the telephone office will be promptly delivered to the post office box. Accompanying the ballot shall be an explanation to the shareholders that ballots shall be mailed to the post office box. The ballots for the election of directors shall not designate which director is an incumbent.

      (f) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law or the Articles of Incorporation.

      Section 3.9 Voting by Proxy or Representative.

      (a) A shareholder entitled to vote may vote by proxy appointed in writing. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      (b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.

      Section 3.10 Ballot Committee. A Ballot Committee created by the board of directors shall be in charge of counting all ballots at any special meeting or annual meeting of shareholders. The Ballot Committee shall consist of six people
- two shareholders appointed by the board of directors on an annual basis; an accountant for the CPA firm doing the annual audit; legal counsel as appointed by the board of directors; and two shareholders appointed by a shareholder committee. These two shareholders shall designate their replacements and a designation of new replacements shall be done on an annual basis by the previously appointed shareholders. The Ballot Committee shall have sole control of the post office box and the ballots. This Committee shall jointly agree on how and when the ballots shall be removed from the post office box, and how and when the ballots shall be counted.

      Section 3.11 Consent of Shareholders in Lieu of Meeting. Any action required or permitted by law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shared having not less than ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes.


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      Section 3.12 Conduct of Business. The chairperson of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order.

      Section 3.13 Rights and Liabilities of Shareholders. Any provisions relating to the rights and liabilities of a shareholder of the Corporation shall apply equally with respect to the holders of jointly issued shares. Without limiting the generality of the foregoing, the effect of actions by holders of jointly owned shares shall be as follows:

            (1) The presence at a meeting of either or both shall be regarded as the presence of one shareholder and shall constitute a joint waiver of notice of the meeting;

            (2) The vote of either separately or both jointly shall constitute one joint vote;

            (3) A waiver of notice signed by either or both shall constitute a joint waiver;

            (4) Notice to either shall constitute notice to both;

            (5) The disqualification of either from eligibility to own shares in the Corporation shall disqualify both;

            (6) Either, but not both, may be elected or appointed as an officer or board member if individually qualified;

            (7) Upon the death of either the natural person, or the dissolution of either corporation, partnership, cooperative association, or trust, that is a joint owner of the stock, the stock shall be reissued in the name of the survivor. However, the estate of the deceased or the dissolved entity shall not be released from any debts due the Corporation.

                                    ARTICLE 4

                               BOARD OF DIRECTORS

      Section 4.1 General Powers and Qualifications. The business and affairs of the Corporation shall be managed by the board of directors. Each director much be a shareholder in order to qualify for the office. If any director shall sell or transfer his or her shares in the Corporation, that person shall at once cease to be a director. All directors must be at least eighteen (18) years of age. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.


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      Section 4.2 Increase in Number of Directors. In case the number of directors is increased by thirty percent or less of the number of directors last approved by the shareholders, by amendment to these bylaws by the board of directors or by resolution of the board of directors, the directorships to be filled by reason thereof may be filled by the affirmative vote of a majority of the directors, though less than a quorum of the board of directors. Any director so elected shall serve only until the next election of directors by the shareholders.

      Section 4.3 Tenure; Staggered Terms. Each director shall hold office for a period of three (3) years and until his or her successor shall have been elected and qualifies, or until his or her death, resignation, or removal. The terms of the directors shall be staggered, with approximately one-third of the directors' terms expiring each year.

      No member of the Board of Directors may serve more than three terms consecutively without being off the Board for at least one year.

      Section 4.4 Quorum and Manner of Acting. A majority of the number of directors then holding office shall constitute a quorum for the transaction of business; but if at any meeting of the board there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the board of directors.

      Section 4.5 Resignation. Any director of the Corporation may resign at any time by giving written notice to the board of directors, its chairperson or the Corporation. The resignation of any director shall take effect upon delivery of notice thereof or at such late date as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 4.6 Removal. A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose in the manner prescribed by law.

      Section 4.7 Vacancies. Any vacancy occurring on the board of directors through death, resignation, removal or any other cause may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected only until the next election of directors by the shareholders, at which time the shareholders shall elect a director to serve for the remainder of the three-year term of the vacant directorship.

      Section 4.8 Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the board of directors and the board may fix the compensation of directors from time to time by resolution of the board.

      Section 4.9 Place of Meetings, etc. The board of directors may hold its meetings and keep the books and records of the Corporation (except that the record of its shareholders must also be kept at the places described in Section
3.5 of these bylaws) at such place or places within


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or without the State of Iowa, as the board may from time to time determine. A director may participate in any meeting by any means of communication, including, but not limited to telephone conference call, by which all directors participating may simultaneously hear each other during the meeting.

      Section 4.10 Annual Meeting. At the next regular meeting of the board of directors, the board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Such meeting may be held at any other time as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.

      Section 4.11 Regular Meetings. Regular meetings of the board of directors shall be held at such place and at such time as the board of directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the board.

      Section 4.12 Special Meetings; Notice.

      (a) Special meetings of the board shall be held whenever called by direction of the President, or three (3) of the directors.

      (b) Notice of each such meeting shall be delivered to each director, at least two (2) days before the date on which the meeting is to be held, by mail, telegraph, cable, facsimile transmission, radio, or other wireless communication, or personally or by telephone. Each notice shall state the time and place of the meeting. Unless otherwise indicated in the notice thereof, any and all the business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.

      Section 4.13 Substitutes for Notice. A written waiver of notice signed by a director, whether before or after the time of the meeting stated therein, shall be equivalent to the giving of such notice in due time as required by these bylaws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      Section 4.14 Director's Assent Presumed. A director of the Corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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      Section 4.15 Order of Business.

      (a) At meetings of the board of directors, business shall be transacted in such order as, from time to time, the board of directors may determine by resolution.

      (b) At all meetings of the board, the President, or in the President's absence the most senior Vice President present, or otherwise the person designated by the vote of a majority of the directors present shall preside.

      Section 4.16 Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board and if one or more consents in writing setting forth the action so taken shall be signed by all of the directors then in office and included in the minutes.

      Section 4.17 Committees.

      (a) The board of directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more committees, including an executive committee, each committee to consist of two (2) or more directors appointed by the board of directors. Any such committee shall serve at the will of the board of directors. Each such committee shall have the powers and duties delegated to it by the board of directors. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or the chairperson of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the board of directors may request.

      (b) A committee of the board shall not: (i) authorize distributions by the Corporation; (ii) approve or propose to shareholders of the Corporation action that the law requires be approved by shareholders; (iii) fill vacancies on the board of directors of the Corporation or on any of its committees; (iv) amend the articles of incorporation of the Corporation; (v) adopt, amend or repeal bylaws of the Corporation; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares by the Corporation, except according to a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors.

                                    ARTICLE 5

                                    OFFICERS

      Section 5.1 Generally. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer and such other officers as may from time to time be appointed by the board of directors. One person may hold the offices and perform the duties of Secretary and Treasurer.


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The officers must be directors of the Corporation. All officers shall be shareholders of the Corporation. In its discretion, the board of directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these bylaws, and the board of directors may leave unfilled for any such period as it may fix, any office except those of President, Treasurer, and Secretary. The officers of the Corporation shall be elected annually by the board of directors at the next regular directors' meeting after the annual meeting of shareholders. Each such officer shall hold office until the next succeeding annual meeting of the board of directors following the annual meeting of shareholders and until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed.

      Section 5.2 Removal. Any officer may be removed by the board of directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 5.3 Powers and Duties of the President. The President shall be the principal executive officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the board of directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the board of directors. He or she shall have power to sign all stock certificates, contracts, and other instruments of the Corporation which are authorized by the Board of Directors and shall have general supervision and direction of all of the other officers, employees, and agents of the Corporation.

      Section 5.4 Powers and Duties of the Vice President(s). In the absence of the President or in the event of the death, inability or refusal to act of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the President or by the board of directors.

      Section 5.5 Powers and Duties of the Secretary. The Secretary shall be responsible for: (a) keeping minutes of all meetings of the shareholders and of the board of directors; (b) authentication of records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law; (c) being custodian of the corporate seal (if any), the stock certificate books and such other books, records and papers as the board of directors may direct, and see that the corporate seal is affixed to all stock certificates and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keeping a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder and the number of shares of each class of stock held by them respectively and, at least ten (10) days before each shareholders meeting, prepare a complete list of shareholders entitled to vote at such


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meeting arranged in alphabetical order; (e) signing with the President or a Vice
President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; and (f) in general, performing all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the board of directors.

      Section 5.6 Powers and Duties of the Treasurer. The Treasurer shall be responsible for: (a) custody of all moneys and securities of the Corporation, maintaining full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities, and financial condition and determining that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) depositing in the name of the Corporation in such depository or depositories as are approved by the directors, all moneys that may come into the Treasurer's hands for the Corporation's account; (c) rendering an account of the financial condition of the Corporation at least annually; and (d) in general, performing such duties as may from time to time be assigned to the Treasurer by the President or by the board of directors.

      Section 5.7 Assistants. There shall be such number of Assistant Secretaries and Assistant Treasurers as the board of directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasures, in general, shall perform such duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the President or the board of directors. The board of directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.

      Section 5.8 Salaries. If the officers are to receive salaries, the amounts thereof shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                    ARTICLE 6

                       SHARES, THEIR ISSUANCE AND TRANSFER

      Section 6.1 Consideration for Shares. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. If the Corporation issues or authorized the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued and the consideration received by the Corporation with or before the notice of the next shareholders meeting.

      Section 6.2 Certificates for Shares. Every shareholder of the Corporation shall be


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entitled to a certificate or certificates, to be in such form as the board of directors shall prescribe, certifying the number and class of shares of the Corporation owned by such shareholder.

      Section 6.3 Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or a Vice President and the Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer or other authorized person who has signed such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.

      Section 6.4 Share Record. A record shall be kept by the Secretary, or by any other officer, employee, or agent designated by the board of directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.

      Section 6.5 Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, an no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided in
Section 6.8 of these bylaws.

      Section 6.6 Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Notwithstanding anything to the contrary in the Articles of Incorporation of the Corporation, the Corporation shall permit a shareholder who is a shareholder of record on the date these Bylaws are adopted to make a one-time transfer of his or her shares to a family member who resides outside of the telephone exchange area served by the Corporation, but the transferee of such shares shall have no such right to transfer the shares to another person or entity who resides outside of the Corporation's telephone exchange area. For purposes of this Section 6.6, "family member" shall mean the child, grandchild, parent, grandparent, sibling, or spouse of the shareholder. "Child shall mean any natural born and adopted child." Also for the purposes of this Section 6.6, and as used in the Articles of Incorporation of the Corporation, "telephone exchange area" shall mean the Breda and Lidderdale exchange areas served by the Corporation, but not any other exchange areas owned or served by the Corporation.

      Section 6.7 Regulations. The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation.

      Section 6.8 Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft, or


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destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

      Section 6.9 Record Date. The board may fix, in advance, a date as the record date for any determination of shareholders for any purpose, such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting, requiring such determination of shareholders, is to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of shareholder meeting is delivered or the date on which the resolution of the board of directors declaring a share dividend or distribution (other than in connection with a repurchase or reacquisition of shares) is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors selects a new record date or unless a new record date is required by law.

      Section 6.10 Dividends. The directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

      Section 6.11 Qualifying Shares. Any person who is elected to serve as a director of the Corporation must own a share of stock in the Corporation.

                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

      Section 7.1 Corporate Seal. The board of directors may by resolution provide for a corporate seal which, if provided, shall be circular in form and shall bear the name of the Corporation and the words "Corporate Seal" and "Iowa". The Secretary shall be custodian of any such seal. The board of directors may also authorize a duplicate seal to be kept and used by any other officer.

      Section 7.2 Fiscal Year. The fiscal year of the Corporation shall begin on the first day in January in each year, and end at the close of business on the last day of December of each year.

      Section 7.3 Voting of Stocks Owned by the Corporation. In the absence of a resolution of the board of directors to the contrary, the President of the Corporation or any Vice President acting within the scope of his or her authority as provided in Section 5.4 of these bylaws is authorized and empowered on behalf of the Corporation to attend, vote, grant discretionary proxies to be used at any meeting of shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting. The board of directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.


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

      Section 7.4 Shareholders' Right to Information.

      (a) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation, if the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy:

            (1) Articles or Restated Articles of Incorporation and all amendments currently in effect;

            (2) Bylaws or Restates Bylaws and all amendments currently in effect;

            (3) Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

            (4) Minutes of all shareholders meetings and records of all action taken by shareholders without a meeting for the past three years;

            (5) All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years;

            (6) A list of the names and business addresses of the Corporation's current directors and officers; and

            (7) The Corporation's most recent annual report delivered to the Iowa Secretary of State.

      (b) If (i) a shareholder makes a demand in good faith and for a proper purpose, (ii) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and
(iii) the record requested is directly connected with the shareholder's stated purpose, the shareholder shall also be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation provided the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy any of the following:

            (1) Excerpts from minutes of any meeting of the board of directors, records of any actions of a committee of the board of directors while acting as authorized by the board of directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the board of directors without a meeting to the extent not subject to inspection under the preceding subparagraph;

            (2) Accounting records of the Corporation; and


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

            (3) The record of shareholders of the Corporation.

      (c) Any shareholder desiring to send communications to the Board of Directors may do so in writing by either delivering the writing to Breda's corporate office at 112 East Main, P.O. Box 190, Breda, Iowa 51436, or by mailing the writing to that address, in either case, to the attention of the President of Breda. Breda will send a copy of each such writing directly to each director.

      Section 7.5 Contracts, Loans, Checks, and Deposits.

      (a) The directors may authorize any officer or officers, agents or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

      (b) No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

      (c) All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the directors.

      (d) All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the directors may select.

      Section 7.6 Polices, Rules, and Regulations. The board shall have the power to make and adopt such policies, rules, and regulations, not inconsistent with the law, the Articles of Incorporation, or these Bylaw, as it may deem advisable for the management of the business and affairs of the Corporation.

      Section 7.7 Accounting System and Reports. The board shall cause to be established and maintained a complete accounting system which, among other things, shall be subject to applicable laws and rules and regulations of all Federal and State regulatory bodies. The board shall also cause to be made by a certified public accountant a full and complete annual audit of the accounts, books, and financial condition of the Corporation.

                                    ARTICLE 8

                          INDEMNIFICATION OF DIRECTORS

      Section 8.1 Mandatory Indemnity. Each individual who is or was a director of the Corporation (and the heirs, executors, personal representatives or administrators of such


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

individuals) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise ("Indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. In addition to the indemnification conferred in the Article, the Indemnitee shall also be entitled to have paid directly by the Corporation the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. The right to indemnification conferred in this Article shall be a contract right.

      Section 8.2 Non-Exclusivity of Rights. The rights to indemnification conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation of any agreement, vote of shareholders or disinterested directors or otherwise.

                                    ARTICLE 9

                              AMENDMENTS TO BYLAWS

      These bylaws may be amended or repealed by the board of directors or by the shareholders; provided, however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the board of directors.


                                        /s/ John Wenck
                                        --------------------------------------
                                        John Wenck, Secretary


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